Exhibit 99.5

HUTCHINSON TECHNOLOGY INCORPORATED

Offer to Exchange 8.50% Senior Secured Notes due 2017 for 3.25% Convertible Subordinated Notes due 2026 (CUSIP No. 448407AF3)	Offer to Purchase 3.25% Convertible Subordinated Notes due 2026 (CUSIP No. 448407AF3) AND 8.50% Convertible Senior Notes due 2026 (CUSIP No. 448407AG1)

AND

Rights Offering

40,000 Units

Each Unit consisting of

$1,000 principal amount of 8.50% Senior Secured Second Lien Notes due 2017

and

a Warrant to purchase 96.725 shares of Common Stock,

issuable upon exercise of rights to subscribe for such Units

Pursuant to the Preliminary Prospectus and Offer to Purchase Dated February 6, 2012

THE OFFERS (AS DEFINED HEREIN) WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON MARCH 6, 2012, WHICH WE REFER TO AS THE “EXPIRATION DATE,” UNLESS EARLIER TERMINATED OR EXTENDED BY US.

February 6, 2012

To Our Clients:

Enclosed for your consideration is a preliminary prospectus and offer to purchase dated February 6, 2012 (as it may be supplemented from time to time, the “Prospectus”) and the related Outstanding 3.25% Notes Letter of Transmittal and Outstanding 8.50% Notes Letter of Transmittal (collectively, and as any may be supplemented or amended from time to time, the “Letters of Transmittal”), and, together with the Prospectus and the Rights Offering Subscription Form described below, the “Offer Documents”) relating to the following offers by Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”): (1) to exchange any and all of its outstanding 3.25% Convertible Subordinated Notes due 2026 (the “Outstanding 3.25% Notes”) held by holders for its 8.50% Senior Secured Second Lien Notes due 2017 (the “New Notes”), in an amount equal to $900 principal amount of New Notes for each $1,000 principal amount of Outstanding 3.25% Notes exchanged (the “Exchange Offer”), (2) to apply up to an amount of cash equal to the proceeds generated from the Rights Offering (as defined below) to purchase for cash up to $49,250,000 aggregate principal amount of its Outstanding 3.25% Notes, in an amount equal to $800 in cash for each $1,000 principal amount of Outstanding 3.25% Notes tendered (the “Outstanding 3.25% Notes Tender Offer”), and (3) to the extent that proceeds from the Rights Offering exceed the amount necessary to fund the Outstanding 3.25% Notes Tender Offer, to apply an amount of cash equal to the lesser of any such excess Rights Offering Proceeds and $20.0 million to offer to purchase for cash up to $26,666,000 aggregate principal amount of its 8.50% Convertible Senior Notes due 2026 (the “Outstanding 8.50% Notes”), in an amount equal to $750 in cash for each $1,000 principal amount of Outstanding 8.50% Notes tendered (the “Outstanding 8.50% Notes Tender Offer”). Additionally, upon the terms and subject to the conditions described in the Prospectus and in the Rights Offering Subscription Form, the Company has distributed one right (each, a “Subscription Right”) to subscribe for one unit (each, “Unit”) for every $1,906.075 principal amount of Outstanding 3.25% Notes, which Subscription Rights may be exercised by holders of Outstanding 3.25% Notes participating in the Exchange Offer (the “Rights Offering,” and, together with the Exchange Offer, the Outstanding 3.25% Notes Tender Offer, and the Outstanding 8.50% Tender Offer, the “Offers”). Each Unit to be issued pursuant to the Rights Offering consists of (a) $1,000 principal amount of New Notes and (b) a warrant to purchase on a cashless basis 96.725 shares of our common stock, at an exercise price of $.01 per share for a period of ten years following the issue date. Holders of Outstanding 3.25% Notes participating in the Rights Offering will have the opportunity to subscribe for any additional Units not otherwise purchased in the Rights Offering (the “Additional Units”), subject to pro rata distribution of otherwise unsubscribed rights to Units among all such holders, pursuant to an oversubscription opportunity.

We (directly or through our nominee) are the holder of record of Outstanding 3.25% Notes and/or Outstanding 8.50% Notes held by us for your account. A tender of these Outstanding 3.25% Notes and/or Outstanding 8.50% Notes can be made only by us (or our nominee) as the holder of record and pursuant to your instructions. The Letters of Transmittal are furnished to you for your information only and cannot be used by you to tender Outstanding 3.25% Notes and/or Outstanding 8.50% Notes held by us for your account. In addition, the exercise of Subscription Rights can be made only by us (or our nominee) as the holder of record of the corresponding Outstanding 3.25% Notes held by us for your account. The Rights Offering Subscription Form is furnished to you for your information only and cannot be used by you to exercise these Subscription Rights.

We request instructions from you as to whether you wish to have us tender Outstanding 3.25% Notes and/or Outstanding 8.50% Notes and exercise your Subscription Rights on your behalf, upon the terms and subject to the conditions set forth in the Offer Documents.

Your attention is directed to the following:

1. The Exchange Offer relates to any and all of the Outstanding 3.25% Notes, and the Outstanding 3.25% Notes Tender Offer relates to up to $49,250,000 aggregate principal amount of Outstanding 3.25% Notes. There is currently $76,243,000 aggregate principal amount of Outstanding 3.25% Notes outstanding.

2. The Outstanding 8.50% Tender Offer relates to up to $26,666,000 aggregate principal amount of Outstanding 8.50% Notes. There is currently $85,170,000 aggregate principal amount of Outstanding 8.50% Notes outstanding.

2. Each of the Offers is subject to a number of conditions, which may be waived or modified by the Company, in whole or in part, at any time and from time to time, as described in “The Tender/Exchange Offers — Conditions to the Tender/Exchange Offers” and “The Rights Offering — Conditions to the Rights Offering.”

3. Holders who fail to tender their Outstanding 3.25% Notes and/or Outstanding 8.50% Notes may have reduced liquidity after consummation of the Exchange Offer, Outstanding 3.25% Notes Tender Offer and Outstanding 8.50% Notes Tender Offer. As Outstanding 3.25% Notes and Outstanding 8.50% Notes are tendered and accepted in these offers, the principal amount of remaining Outstanding 3.25% Notes and Outstanding 8.50% Notes will decrease.

4. The Offers expire at 9:00 a.m., New York City time, on the Expiration Date.

If you wish to have us participate in any of these Offers on your behalf, please so instruct us by completing, executing and returning to us the relevant instruction form(s) contained in this letter. Your instructions should be forwarded to us in ample time to permit us to participate in the Offers on your behalf prior to the Expiration Date.

In addition, if you are eligible to participate in the Rights Offering and elect to do so, you must deliver payment of the Subscription Price directly to the Company in accordance with the instructions contained in the Prospectus and in the Rights Offering Subscription Form.

The Offers are not being made to (nor will tenders of Outstanding 3.25% Notes and/or Outstanding 8.50% Notes or the exercise of Subscription Rights be accepted from or on behalf of) holders of Outstanding 3.25% Notes and/or Outstanding 8.50% Notes in any jurisdiction in which the making or acceptance of the Offers would be unlawful.

Please carefully review the enclosed Offer Documents as you consider the Offers.

Instructions Provided to Registered Holder of Outstanding 3.25% Notes

with Respect to the Exchange Offer, Outstanding 3.25% Notes Tender Offer and Rights Offering

The undersigned acknowledge(s) receipt of this letter and the Offer Documents referred to herein relating to the Company’s Exchange Offer, Outstanding 3.25% Notes Tender Offer and Rights Offering.

This will instruct you, the registered holder, with respect to tendering in the Exchange Offer and/or Outstanding 3.25% Notes Tender Offer, the Outstanding 3.25% Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer Documents. Note: the aggregate amount of Outstanding 3.25% Notes tendered under the Exchange Offer and Outstanding 3.25% Notes Tender Offer may not exceed the total amount of Outstanding 3.25% Notes held by you for the account of the undersigned. This will also instruct you with respect to the exercise of Subscription Rights related to the Outstanding 3.25% Notes held by you for the account of the undersigned.

Please tender the Outstanding 3.25% Notes held by you for my account as indicated below:

The aggregate principal, or face, amount at maturity of Outstanding 3.25% Notes held by you for the account of the undersigned is (fill in amount):

$                              of 3.25% Convertible Subordinated Notes due 2026.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding 3.25% Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Outstanding 3.25% Notes to be tendered (if any)) (must be $3,000 or any integral multiple of $1,000 in excess thereof):

$                              of 3.25% Convertible Subordinated Notes due 2026.

By instructing you to tender the amount of Outstanding 3.25% Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Outstanding 3.25% Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner of the Outstanding 3.25% Notes.

With respect to the Outstanding 3.25% Notes Tender Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding 3.25% Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Outstanding 3.25% Notes to be tendered (if any)) (must be $1,000 or any integral multiple thereof unless tendering whole position):

$                              of 3.25% Convertible Subordinated Notes due 2026.

By instructing you to tender the amount of Outstanding 3.25% Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Outstanding 3.25% Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner of the Outstanding 3.25% Notes.

☐	NOT to TENDER any Outstanding 3.25% Notes held by you for the account of the undersigned.

With respect to the Rights Offering, the undersigned hereby instructs you (check appropriate box):

☐	To EXERCISE the Subscription Rights corresponding to the Outstanding 3.25% Notes held by you for the account of the undersigned that are being tendered pursuant to the Exchange Offer.

☐	To SUBSCRIBE for the following number of Additional Units: Additional Units. (if no maximum number is specified, the undersigned will be allocated the full extent of its pro rata portion as set forth in the Prospectus under “The Rights Offering — Oversubscription Opportunity”)

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

Instructions Provided to Registered Holder of Outstanding 8.50% Notes

with Respect to the Outstanding 8.50% Notes Tender Offer

The undersigned acknowledge(s) receipt of this letter and the Offer Documents referred to herein relating to the Company’s Outstanding 8.50% Notes Tender Offer.

This will instruct you, the registered holder, with respect to tendering in the Outstanding 8.50% Notes Tender Offer, the Outstanding 8.50% Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer Documents. Note: the amount of Outstanding 8.50% Notes tendered under the Outstanding 8.50% Notes Tender Offer may not exceed the amount of Outstanding 8.50% Notes held for the undersigned’s account.

Please tender the Outstanding 8.50 % Notes held by you for my account as indicated below:

The aggregate principal, or face, amount at maturity of Outstanding 8.50% Notes held by you for the account of the undersigned is (fill in amount):

$                              of 8.50% Convertible Senior Notes due 2026.

The undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding 8.50% Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Outstanding 8.50% Notes to be tendered (if any)) (must be $1,000 or any integral multiple of $1,000 in excess thereof unless tendering whole position):

$                             of 8.50% Convertible Senior Notes due 2026.

By instructing you to tender the amount of Outstanding 8.50% Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Outstanding 8.50% Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner of the Outstanding 8.50% Notes.

☐	NOT to TENDER any Outstanding 8.50% Notes held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: